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                                                               EXHIBIT 99.10(b)

                        NUVEEN FLAGSHIP MUNICIPAL TRUST
                       NUVEEN FLAGSHIP MULTISTATE TRUST I
                      NUVEEN FLAGSHIP MULTISTATE TRUST II
                      NUVEEN FLAGSHIP MULTISTATE TRUST III
                      NUVEEN FLAGSHIP MULTISTATE TRUST IV

                              MULTIPLE CLASS PLAN

                         ADOPTED PURSUANT TO RULE 18f-3

     WHEREAS, Nuveen Municipal Trust, Nuveen Multistate Trust I, Nuveen Multistate Trust II, Nuveen Flagship Municipal Trust, Nuveen Flagship Multistate Trust I, Nuveen Flagship Multistate Trusts II, Nuveen Flagship Multistate Trust III and Nuveen Flagship Multistate Trust IV, each a Massachusetts business trust (each a "Fund" and collectively, the "Funds"), each engage in business as an open-end management investment company and are each registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, each Fund is authorized to and may or does issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets (each Fund's series together with all other such series subsequently established by a Fund being referred to herein individually as a "Series" and collectively as the "Series");

     WHEREAS, each Fund is authorized to and has divided the shares of each Series into four classes, designated as Class A Shares, Class B Shares, Class C Shares and Class R Shares, and may offer all or less than all of these classes for public sale at any time; and

     WHEREAS, the Board of each Fund as a whole, and the Trustees who are not interested persons of each such Fund (as defined in the Act) (the "Non-Interested Members"), after having been furnished and having evaluated information reasonably necessary to evaluate this Multiple Class Plan (the "Plan"), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Series individually, and each Series and each Fund as a whole.

     NOW, THEREFORE, each Fund hereby adopts this Plan, effective the date hereof, in accordance with Rule 18f-3 under the Act:




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     Section 1. Class Differences.  Each class of shares of a Series shall represent interests in the same portfolio of investments of that Series and, except as otherwise set forth in this Plan, shall differ solely with respect to: (i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or for which the interests of one class differ from the interests of another class or classes; (iii) such differences relating to eligible investors as may be set forth in the prospectus and statement of additional information of each Series, as the same may be amended or supplemented from time to time (each a "Prospectus" and "SAI" and collectively, the "Prospectus" and "SAI");
(iv) the designation of each class of shares; and (v) conversion features.

     Section 2. Distribution and Service Arrangements; Conversion Features. Class A Shares, Class B Shares, Class C Shares and Class R Shares of each Fund shall differ in the manner in which such shares are distributed and in the services provided to shareholders of each such class as follows:

           (a) Class A Shares:

                 (i) Class A Shares shall be sold at net asset value subject to a front-end sales charge set forth in the Prospectus and SAI;

                 (ii) Class A Shares shall be subject to an annual service fee
            ("Service Fee") pursuant to a Plan of Distribution and Service Pursuant to Rule 12b-1 (the "12b-1 Plan") not to exceed 0.20 of 1% of the average daily net assets of the Series allocable to Class A Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders; and

                 (iii) Class A Shares shall not be subject to a Distribution
            Fee (as hereinafter defined); and

                 (iv) As described in the Prospectus and SAI, certain Class A shares purchased at net asset value without imposition of a front-end sales charge that are redeemed within 18 months of purchase shall be subject to a contingent deferred sales charge ("CDSC") of 1% of the lower of (a) the net asset value of Class A Shares at the time of purchase or (b) the net asset value of Class A Shares at the time of redemption, as set forth in the Prospectus and SAI.


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           (b) Class B Shares:

                 (i) Class B Shares shall be sold at net asset value without a front-end sales charge;

                 (ii) Class B Shares shall be subject to a Service Fee pursuant to the 12b-1 Plan not to exceed 0.20 of 1% of average daily net assets of the Series allocable to Class B Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders;

                 (iii) Class B Shares shall be subject to an annual
            distribution fee ("Distribution Fee") pursuant to the 12b-1 Plan not to exceed 0.75 of 1% of average daily net assets of the Series allocable to Class B Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, will be used to reimburse John Nuveen & Co. Incorporated, the Funds' distributor, for certain expenses and for providing compensation to certain authorized dealers;

                 (iv) Class B Shares redeemed within 6 years of purchase shall be subject to a CDSC described below of the lower of (a) the net asset value of Class B Shares at the time of purchase or (b) the net asset value of Class B Shares at the time of redemption, as set forth in the Prospectus and SAI; and



              YEARS SINCE PURCHASE
               OF CLASS B SHARES         CDSC
                      0-1                 5%
                      1-2                 4%
                      2-3                 4%
                      3-4                 3%
                      4-5                 2%
                      5-6                 1%

                 (v) Class B Shares will automatically convert to Class A
            Shares eight years after purchase, as set forth in the Prospectus and SAI.


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           (c) Class C Shares*:

                 (i) Class C Shares shall be sold at net asset value without a front-end sales charge;

                 (ii) Class C Shares shall be subject to a Service Fee pursuant to the 12b-1 Plan not to exceed 0.20 of 1% of average daily net assets of the Series allocable to Class C Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders;

                 (iii) Class C Shares shall be subject to a Distribution Fee pursuant to the 12b-1 Plan not to exceed 0.55 of 1% of average daily net assets of the Series allocable to Class C Shares, except that only Limited-Term or Short-Term Series (the "Limited-Term Series") shall be subject to a Distribution Fee pursuant to the 12b-1 Plan not to exceed 0.35 of 1% of average daily net assets of the Limited-Term Series allocable to Class C Shares; which, as set forth in the Prospectus, SAI and the 12b-1 Plan, will be used to reimburse John Nuveen & Co. Incorporated, the Funds' distributor, for certain expenses and for providing compensation to certain authorized dealers; and

                 (iv) Class C Shares redeemed within 12 months of purchase
            shall be subject to a CDSC of 1% of the lower of (a) the net asset value of Class C Shares at the time of purchase or (b) the net asset value of Class C Shares at the time of redemption, as set forth in the Prospectus and SAI.

           (d) Class R Shares:

                 (i) Class R Shares shall be sold at net asset value without a front-end sales charge to a limited group of investors as described in the Prospectus and SAI;

                (ii) Class R Shares shall not be subject to a Service Fee; and

               (iii) Class R Shares shall not be subject to a Distribution Fee.


--------
*Class C shareholders who acquired their shares from a Nuveen Fund on or prior to the reorganization of the Fund (scheduled for January 31, 1997) will retain the option to convert their sharaes to Class A shares of the same Fund at the end of their six-year holding period, as described in the prospectus and SAI for the Nuveen Fund in effect prior to the date of that reorganization.

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     Section 3.   Allocation of Income, Expenses, Gains and Losses.

     (a) Investment Income, and Realized and Unrealized Gains and Losses. The daily investment income, and realized and unrealized gains and losses, of a Series will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding of the Series at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions.

     (b) Series Level Expenses. Expenses that are attributable to a Series, but not a particular class thereof ("Series level expenses"), will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding of the Series at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions. Series level expenses include fees for services that are received equally by the classes under the same fee arrangement. All expenses attributable to a Series that are not "class level expenses" (as defined below) shall be Series level expenses, including but not limited to transfer agency fees and expenses, share registration expenses, and shareholder reporting expenses.

     (c) Class Level Expenses. Expenses that are directly attributable to a particular class of shares, including the expenses relating to the distribution of a class' shares, or to services provided to the shareholders of a class, as set forth in Section 2 of this Plan, will be incurred by that class of shares. Class level expenses include expenses for services that are unique to a class of shares in either form or amount. "Class level expenses" shall include, but not be limited to, 12b-1 Service Fees, 12b-1 Distribution Fees, expenses associated with the addition of share classes to a Fund (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares), expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a specific class of shares, directors' fees or expenses incurred as a result of issues relating to a specific class of shares, and accounting expenses relating to a specific class of shares.

     (d) Fee Waivers and Expense Reimbursements. On a daily basis, if the Series level expenses and the class level expenses (not including 12b-1 plan payments) exceed the daily expense cap for the Series, an appropriate waiver/reimbursement will be made to the Series. The amount of such reimbursement to each class will be in an amount such that the expenses of the class with the highest expense ratio (excluding Service Fees and Distribution
Fees) will be equal to the daily expense cap after reimbursement. The expense reimbursement will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding of the Series at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions.


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     Section 4. Exchange Privilege.  Shares of a class of a Series may be exchanged only for shares of the same class of another Series, except as otherwise set forth in the Prospectus and SAI.

     Section 5. Term and Termination.

     (a) The Series. This Plan shall become effective with respect to each Series on the date hereof, and shall continue in effect with respect to such Class A, Class B, Class C and Class R Shares of each such Series until terminated in accordance with the provisions of Section 5(c) hereof.

     (b) Additional Series or Classes. This Plan shall become effective with respect to any class of shares of a Series other than Class A, Class B, Class C or Class R and with respect to each additional Series or class thereof established by a Fund after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional Series or class by votes of a majority of both (i) the members of the Board of a Fund, as a whole, and (ii) the Non-Interested Members, cast at a meeting held before the initial public offering of such additional Series or classes thereof), and shall continue in effect with respect to each such additional Series or class until terminated in accordance with provisions of Section 5(c) hereof. An addendum setting forth such specific and different terms of such additional series or classes shall be attached to or made part of this Plan.

     (c) Termination. This Plan may be terminated at any time with respect to any Fund or any Series or class thereof, as the case may be, by vote of a majority of both the members of the Board of a Fund, as a whole, and the Non-Interested Members. The Plan may remain in effect with respect to a particular Fund or any Series or class thereof even if it has been terminated in accordance with this Section 5(c) with respect to any other Fund or Series or class thereof.

     Section 6. Subsequent Funds. The parties hereto intend that any open-end investment company established subsequent to the date set forth below for which Nuveen Institutional Advisory Corp. acts as investment adviser (each a "Future Fund"), will be covered by the terms and conditions of this Plan, provided that the Board of such Future Fund as a whole, and the Non-Interested Members of such Future Fund, after having been furnished and having evaluated information reasonably necessary to evaluate the Plan, have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Series of such Future Fund individually, and each Series of such Future Fund and such Future Fund as a whole.



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     Section 7. Amendments.


     (a) General. Except as set forth below, any material amendment to this Plan affecting a Fund or Series or class thereof shall require the affirmative vote of a majority of both the members of the Board of that Fund, as a whole, and the Non-Interested Members that the amendment is in the best interests of each class of each Series individually and each Series as a whole.

     (b) Future Funds. Any amendment to the Plan solely for the purpose of adding a Future Fund as a party hereto in accordance with Section 6, will not require any action by the Boards of the Funds.

Dated:  October __, 1996


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